IN THE UNITED STATES DISTRICT
                FOR THE NORTHERN DISTRICT OF TEXAS
                       DALLAS DIVISION

AMERICAN INDUSTRIAL    SS
PROPERTIES REIT,       SS
                       SS
  Plaintiff,           SS

                       SS                  Civil Action
V.                     SS                  No. 3:96-CV-0068-H
                       SS                  (Jury Trial Demanded)
PURE WORLD, INC. and PAUL 0.
KOETHER,               SS
                       SS
    Defendants.        SS
                       SS
                       SS
PURE WORLD, INC.,      SS
                       SS
  Counter-plaintiff,   SS
                       SS
V.                     SS
                       SS
AMERICAN INDUSTRIAL    SS
PROPERTIES REIT,       SS
                       SS
  Counter-defendant.   SS
                       SS
                       SS
PURE    WORLD,     INC.,
individually and on behalf
of AMERICAN INDUSTRIAL SS
PROPERTIES REIT,       SS
                       SS                  DEFENDANTS', ANSWER AND
     Third party plaintiffs,               PURE WORLD, INC.'S
                       SS                  COUNTERCLAIMS AND
V.                     SS                  THIRD PARTY COMPLAINT
                       SS                  AND JURY DEMAND
CHARLES W. WOLCOTT and SS
WILLIAM H. BRICKER,    SS
                       SS
Third party defendants.SS
                       SS

             DEFENDANT'S ANSWER AND PURE WORLD, INC.'S
      COUNTERCLAIMS AND THIRD PARTY COMPLAINT AND JURY DEMAND

     Subject to Defendants' Motion to Strike, filed prior to this pleading, Defendants Pure World, Inc. ("Pure World') and Paul 0. Koether file this their original Answer to the Complaint filed herein by Plaintiff American Industrial properties REIT ("AIP" or the "Trust"); and pursuant to Rules 13 and 14 of the Federal Rules of Civil Procedure, Counter-plaintiff and Third Party Plaintiff Pure World, Inc. files its Counterclaims against AIP and its Third-party Complaint against Third-Party Defendants Charles W. Wolcott ("Wolcott") and William H. Bricker ("Bricker").

                                I.
                      CONTEXT OF THIS DISPUTE

     Plaintiff's Complaint casts this action as an attempt by AIP, a real estate investment trust, to discipline a shareholder for filing and circulating incomplete disclosure statements and proxy materials. In fact, it is but another step by AIP's incumbent Trust Managers, Wolcott and Bricker, to intimidate all shareholders and further entrench themselves in control of the Trust, in contravention of law and of AIP's own Declaration of Trust.

     As detailed in Pure World's counterclaims and third-party
complaint,   Bricker and Wolcott:

     Have presided over a decline in the market price of AIP stock from $15 per share in 1985 to approximately $2 per share today, and total losses in excess of $46 million, while voting themselves hefty increases in compensation;

     Have directed AIP through three expensive, energy-draining and unsuccessful proxy contests since Wolcott became Chief
Executive Officer in 1993;

    Have purported unilaterally, without shareholder approval, to amend the Trust's bylaws at least six different times, in each case to reduce their own accountability to the Trust's shareholders or to further entrench themselves in control;

     Continue to cling to, and refuse to relinquish, their Trust
Manager positions, even though they have failed to receive the votes required for re-election in the last two proxy contests; and

    By their continuing actions, threaten the viability and solvency of the Trust.

     Pure World, Inc., which now owns approximately 9.785% of AIP's stock, has been a leader in the effort to restore leadership and accountability to the Trust for the benefit of all shareholders. This suit is an attempt by Bricker and Wolcott, in the name of AIP and with its resources, to intimidate Pure World and other shareholders and to mask and delay consideration of the real issues underlying the incumbents' mismanagement of the Trust.

     Accordingly, Pure World not only joins Paul Koether in answering the Complaint, but also brings its counterclaims against AIP and third-party complaint against Bricker and Wolcott. Pure World seeks preliminary and permanent injunctive relief to prevent the imminent collapse of the Trust and restore control to the Trust's shareholders; and it seeks damages, on behalf of AIP, to restore to the Trust monies improperly expended by Bricker and Wolcott for their own compensation and entrenchment.

                                II.

            ANSWER TO NUMBERED PARAGRAPHS OF COMPLAINT

     Defendants respond to the numbered paragraphs of the Complaint as follows:

1. Subject to and without waiving their Motion to Strike, Defendants admit that Pure World, Inc. is a corporation and that Paul Koether is its Chairman, President, and largest shareholder, but aver that Pure World, Inc. is a publicly traded company, is listed on the NASDAQ exchange, and has approximately five thousand shareholders. Defendants further admit that AIP has petitioned this Court for injunctive relief and damages, but deny that Plaintiff is entitled to such relief. Defendants deny all of the remaining allegations contained in paragraph 1 of the Complaint.

2. Defendants admit the allegations contained in the first sentence of paragraph 2 of the Complaint. Defendants are without knowledge or information sufficient to form a belief as to the truth of the allegations contained in the second sentence of paragraph 2 of the Complaint.

3. Defendants admit that Pure World, Inc. is a Delaware corporation with its principal place of business in New Jersey. Defendants further admit that Pure World, Inc. occasionally engages in business in Texas, and that it does not maintain a regular place of business or designated agent for service of process in Texas; but Defendants deny that Pure World, Inc. engages in business "as set forth below" in the Complaint. Defendants are without knowledge or information sufficient to form a belief as to the truth of the allegations contained in the third sentence of paragraph 3 of the Complaint.

4. Defendants admit that Paul Koether is a citizen of New Jersey, that Mr. Koether occasionally engages in business in Texas, and that Mr. Koether does not maintain a regular place of business or designated agent for service of process in Texas, but deny that Mr. Koether engages in business "as set forth below" in the Complaint. Defendants are without knowledge or information sufficient to form a belief as to the truth of the allegations contained in the third sentence of paragraph 4 of the Complaint.

5. Defendants do not dispute that this Court has subject matter jurisdiction over this action. Defendants admit that AIP purports to assert claims arising under the laws of the United States and that this is an action between citizens of different states. The remaining allegations contained in paragraph 5 of the Complaint are legal conclusions to which no response is required. However, Defendants deny the allegations of paragraph 5 of the Complaint to the extent they may be deemed to allege that Defendants have engaged in unlawful or improper conduct.

6. Defendants do not dispute that venue is proper in this district. Defendants admit that they occasionally transact business in this district. The remaining allegations contained in Paragraph 6 of the Complaint are legal conclusions to which no response is required. However, Defendants deny the allegations of paragraph 6 of the Complaint to the extent they may be deemed to constitute allegations that Defendants engaged in unlawful or improper conduct.

7. Defendants admit that Pure World, Inc. is a corporation and that Paul Koether is its Chairman, President, and largest shareholder. Subject to and without waiving their motion to strike, Defendants deny the remaining allegations contained in paragraph 7 of the Complaint.

8. Paragraph 8 of the Complaint is subject to a motion to strike previously filed by Defendants herein. Pursuant to Rule 12 of the Federal Rules of Civil Procedure, no response to this paragraph is required at this time.

9. Paragraph 9 of the Complaint is subject to a motion to strike previously filed by Defendants herein. Pursuant to Rule 12 of the Federal Rules of Civil Procedure, no response to this paragraph is required at this time.

10. Paragraph 10 of the Complaint is subject to a motion to strike previously filed by Defendants herein. Pursuant to Rule 12 of the Federal Rules of Civil Procedure, no response to this paragraph is required at this time.

11. Paragraph 11 of the Complaint is subject to a motion to strike previously filed by Defendants herein. Pursuant to Rule 12 of the Federal Rules of Civil Procedure, no response to this paragraph is required at this time.

12. Paragraph 12 of the Complaint is subject to a motion to strike previously filed by Defendants herein. Pursuant to Rule 12 of the Federal Rules of Civil Procedure, no response to this paragraph is required at this time.

13. Paragraph 13 of the Complaint is subject to a motion to strike previously filed by Defendants herein. Pursuant to Rule 12 of the Federal Rules of Civil Procedure, no response to this paragraph is required at this time.

14. Paragraph 14 of the Complaint is subject to a motion to strike previously filed by Defendants herein. Pursuant to Rule 12 of the Federal Rules of Civil Procedure, no response to this paragraph is required at this time.

15. Defendants admit that Pure World, Inc. (which was then known as American Holdings, Inc.) began acquiring shares of AIP in December 1993; that in January 1994, Pure World, Inc. owned approximately 5% of AIP's outstanding shares; and that Pure World, Inc. now owns approximately 9.785% of AIP's outstanding shares. Defendants further admit that Pure World. Inc. has acquired shares of AIP for capital appreciation and has so stated in its public disclosures, including its Schedule 13Ds, but aver that when the purpose of Pure World, Inc.'s investment has changed, Pure World, Inc. has so stated in its public disclosures, including its Schedule 13Ds. Defendants deny the remaining allegations contained in paragraph 15 of the Complaint.

16. Defendants deny the allegations contained in paragraph 16 of the Complaint.

17. Defendants admit that AIP is managed by Trust managers, but deny that the current Trust Managers are managing AIP in accordance with the Texas Real Estate Investment Trust Act (the "Texas REIT Act"). Defendants admit that plaintiff has correctly quoted a portion of the Texas REIT Act in the second sentence of paragraph 17 of the Complaint. Defendants admit that, under AIP's current bylaws, a two-thirds vote of AIP's outstanding shares is required for the shareholders to elect a successor Trust Manager. Defendants deny the remaining allegations contained in paragraph 17 of the Complaint.

18. Defendants deny the allegations contained in the first sentence of paragraph 18 of the Complaint. Defendants admit the allegations contained in the second sentence of paragraph 18 of the Complaint. Defendants admit that Pure World, Inc. did not obtain the two-thirds vote required to elect its own nominees, but aver that the incumbent Trust Managers also failed to obtain the vote required to be re-elected.

19. Defendants admit that in 1995 Pure World, Inc. engaged in a proxy contest to replace the current Trust Managers and that Pure World, Inc.'s nominees did not obtain the votes of two-thirds of the outstanding shares, but aver that the nominees of Pure World, Inc. obtained a larger number of shareholder votes than the incumbent Trust Managers. Defendants deny all of the remaining allegations contained in paragraph 19 of the Complaint.

20. Defendants deny the allegations contained in paragraph 20 of the Complaint.

21. Defendants admit that plaintiff has correctly quoted a segment of AIP-s bylaws in the second sentence of paragraph 21 of the Complaint. Defendants are without knowledge or information sufficient to form a belief as to the truth of the remaining allegations contained in paragraph 21 of the Complaint.

22. Defendants deny the allegations contained in paragraph 22 of the Complaint.

23. Defendants deny the allegations contained in paragraph 23 of the Complaint.

24. Defendants deny the allegations contained in Paragraph 24 of the Complaint.

25. Defendants adopt and incorporate herein by reference their responses to the allegations contained in paragraphs 1 through 24 of the Complaint.

26. Defendants deny the allegations contained in paragraph 26 of the Complaint.

27. Defendants deny the allegations contained in paragraph 27 of the Complaint.

28. Defendants adopt and incorporate herein by reference their responses to the allegations contained in paragraphs 1 through 27 of the Complaint.

29. Defendants deny the allegations contained in paragraph 29 of the Complaint.

30. Defendants deny the allegations contained in Paragraph 30 of the Complaint.

31. Defendants adopt and incorporate herein by reference their responses to the allegations contained in paragraphs 1 through 30 of the Complaint.

32. Defendants deny the allegations contained in paragraph 32 of the Complaint.

33. Defendants deny the allegations contained in paragraph 33 of the Complaint.

34. Defendants adopt and incorporate herein by reference their responses to the allegations contained in paragraphs 1 through 33 of the Complaint.

35. Defendants deny the allegations contained in paragraph 35 of the Complaint.

36. Defendants deny the allegations contained in paragraph 36 of the Complaint.

37. Defendants adopt and incorporate herein by reference their responses to the allegations contained in paragraphs 1 through 36 of the Complaint.

38. Defendants deny the allegations contained in paragraph 38 of the Complaint.

39. Defendants adopt and incorporate herein by reference their responses to the allegations contained in paragraphs 1 through 38 of the Complaint.

40. Defendants admit that AIP has requested a declaration regarding the status of what it describes as "Excess Shares," but deny that AIP is entitled to relief under Chapter 37, et seq. of the Texas Civil Practice and Remedies Code or pursuant to the Federal Declaratory Judgment Act. Defendants are without knowledge or information sufficient to form a belief as to the truth of the allegations contained in the second sentence of paragraph 40 of the Complaint. Defendants admit that AIP makes the contentions set forth in the third and fourth sentences of paragraph 40 of the Complaint. Defendants are without knowledge or information regarding the meaning of AIP's contentions sufficient to form a belief as to the truth of the allegations contained in the fifth and sixth sentences of paragraph 40 of the Complaint.

41. Defendants adopt and incorporate herein by reference their responses to the allegations contained in paragraphs 1 through 39 of the Complaint.

42. Defendants deny the allegations contained in paragraph 42 of the Complaint.

43. Defendants adopt and incorporate herein by reference their responses to the allegations contained in paragraphs 1 through 42 of the Complaint.

44. Defendants deny the allegations contained in the first and second sentences of paragraph 44 of the Complaint. Defendants admit that AIP purports to request injunctive relief as set forth in the third and fourth sentences of paragraph 44 of the Complaint, but deny that AIP is entitled to such relief.

45. Responding to the allegations in the first sentence of paragraph 45 of the Complaint, Defendants deny that a dispute exists between AIP and the Defendants, and aver that the dispute is between the incumbent Trust Managers (Wolcott and Bricker) and Pure World, Inc.; Defendants further aver that Wolcott and Bricker, in the name of AIP, have retained the law firm of Liddell, Sapp, Zively, Hill & LaBoon, L.L.P. to prosecute this action. Defendants are without knowledge or information sufficient to form a belief as to the truth of the allegations contained in the second sentence of paragraph 45 of the Complaint, but deny that it is appropriate for AIP to pay attorneys' fees for prosecuting this action. Defendants admit that AIP seeks an award of its costs and attorneys' fees, but deny that AIP is entitled to such award under any Texas or federal statute or other applicable law.

46. Defendants adopt and incorporate herein by reference their responses to the allegations contained in paragraphs 1 through 45 of the Complaint.

47. Defendants deny that AIP is entitled to any of the relief requested in paragraph 47 of the Complaint.

48.  Defendants admit that AIP has demanded a trial by jury.

                               III.
                       AFFIRMATIVE DEFENSES

49. Plaintiff has failed to state a claim upon which relief may be granted.

50. Plaintiff lacks standing to bring some or all of the claims set forth in the Complaint.

51. Defendants had no duty to make the disclosures alleged in the Complaint.

52. Defendant Pure World, Inc. made all disclosures required by Sections 13(d) and 14(a) of the Securities and Exchange Act of 1934, 15 U.S.C. SSSS 78m(d), 78n(a), and rules promulgated thereunder, and by Section 33 of the Texas Securities Act, TEX. REV. CIV. STAT. ANN. Art. 581-33.

53. Plaintiff has failed to plead fraud with the particularity required by law.

54. Plaintiff's claims should be dismissed, because Bricker's and Wolcott's decision to cause the Trust to file this lawsuit was ultra vires.

55. Plaintiffs claims are barred, in whole or in part, by the doctrine of unclean hands.

56. Plaintiff's claims are barred, in whole or in part, by the doctrine of laches.

57. Plaintiff's claims based on alleged violations of AIP's bylaws are barred because the bylaw provisions allegedly violated are unlawful and without effect.

58. Upon information and belief, Plaintiff and its attorneys do not have knowledge, information or belief, formed after reasonable inquiry, that the Complaint is well grounded in fact and is warranted by existing law or a nonfrivolous argument for the extension, modification, or reversal of existing law or the establishment of new law. Further, upon information and belief, the Complaint was interposed for improper purpose, to harass the Defendants or to cause unnecessary delay or needless increase in the cost of litigation.

59.   The  damages  allegedly suffered  by  Plaintiff,  or  to  be suffered,  were  not  and would not be caused  by  any  action  of
Defendants, but rather by the mismanagement, negligence or culpable conduct of Plaintiff or its current Trust Managers.


                                IV.
               COUNTERCLAIMS AND THIRD PARTY CLAIMS

                            A. PARTIES

60. American Industrial Properties REIT ("AIP") is a real estate investment trust, organized and existing under the laws of the state of Texas, with a registered office and principal place of business in Dallas County, Texas. Shares of AIP are publicly traded on the New York Stock Exchange. AIP has appeared in this action and is represented by counsel. These counterclaims may therefore be served upon AIP's counsel of record, Craig L. Weinstock, at Liddell, Sapp, Zively, Hill and LaBoon, L.L.P., 900 Texas Commerce Tower, 2200 Ross Avenue, Dallas, Texas 75201.

61. Wolcott, a citizen of the state of Texas, is President and Chief Executive Officer of AIP. Wolcott is one of AIP's two Trust Managers. Service of these third party claims may be made upon Wolcott at American Industrial Properties REIT, 6220 North
Beltline Rd., Suite 205, Irving, Texas 75063-2656.

62.  Bricker, a citizen of the state of Texas, is AIP's other
Trust Manager. Service of these third party claims may be made upon Bricker at 16475 Dallas Parkway, Suite 350, Dallas, Texas
75248.

63. Pure World, Inc. ("Pure World') is a Delaware corporation with its principal place of business in New Jersey. Pure World owns 888,000 shares of AIP, approximately 9.785 % of the 9,075,400 shares outstanding. Pure World has been a continuous shareholder of AIP since its purchase of shares in December of 1993. Until September 27, 1995, Pure World was named American Holdings, Inc.; its name was changed to reflect Pure World's business in the manufacture and distribution of botanical extracts. Pure World has approximately five thousand shareholders, and its shares are publicly traded on the NASDAQ market.

                    B.   JURISDICTION AND VENUE

64. The Court has subject matter jurisdiction over these counterclaims and this third party complaint under 28 U.S.C. SS 1332, because the claims are between citizens of different states and the matter in controversy in these claims exceeds the sum or value of $50,000, exclusive of interest and costs. In addition, the Court has supplemental jurisdiction over the counterclaims and third-party complaint under 28 U.S.C. SS 1367(a), as the claims are so related to the claims asserted in plaintiff's complaint that they are part of the same case or controversy.

65. Venue over the counterclaims and third party complaint is proper in this district, as plaintiff's suit was brought in this district. Venue is further proper in this district under 28 U.S.C. SS 1391(a) and 1391(b), because the events or omissions giving rise to the counterclaims and third party complaint occurred in this district. Venue over the derivative claims is proper in this district under 28 U.S.C. SS 1401, because AIP could have directly sued the third party defendants in this district.


                             C. FACTS

AIP's Financial Decline Under Bricker and Wolcott

66. AIP was formed on or about September 26, 1985, under the name of Trammell Crow Real Estate Investors. On or about November 27, 1985, approximately 9,062,000 shares of AIP were sold to investors at an initial public offering at a price of $15.00 per share.

67. Bricker and Wolcott have had a long-standing association with AIP. Bricker was a Trust Manager of AIP at its genesis in September of 1985, and he has remained so ever since. Wolcott has been an officer and/or Trust Manager of AIP, except for a brief hiatus, from 1988 or earlier until the present day. From 1988 through 1991, Wolcott held the position of Vice President and Chief Financial and Operating Officer of AIP. In May 1993, Wolcott became President and Chef Executive Officer of AIP, and in August 1993, he became one of its Trust Managers.

68. Although Wolcott and Bricker have long been managers of AIP, they are far from major shareholders. As of November 17, 1995, Wolcott owns 55,500 shares (approximately 0.6%) of AIP's 9,075,400 outstanding shares; Bricker owns only 2,000 shares. Considering that the current market price of AIP's shares is $2.00 Per share, Wolcott and Bricker's minimal investment in AIP gives them little incentive to manage AIP in a manner that favors the interests of the shareholders.

69. Under the direction of Wolcott and Bricker, AIP has suffered enormous losses; its total losses, from 1985 to the present, exceed $46 million. As a result of these losses, the total equity in AIP has steadily and dramatically fallen. Although total equity was $57.5 million on December 31, 1991, it had sunk to $21.6 million by September 30, 1995, and continues to plummet. Based upon AIP's history of poor performance, industry analysts have labeled AIP "one of the industry's biggest disasters" and "one of the worst performing of the breed [of REITS]."

70. The market has taken note of this poor performance: the value of AIP's shares has declined dramatically. From a high of $15.75 per share, share values have dipped to a present value of $2.00 per share. Since 1989, share values of AIP have significantly underperformed the S&P 500 stock index and the NAREIT Equity REIT index, a nationally recognized real estate industry index.

71. The financial decline of AIP is also manifest from its virtual abandonment of dividend payments. Shortly after its formation, the Trust had paid dividends of $1.18 per share, per year. By 1992, dividends had been slashed to an annual rate of $0.32 per share, and by late 1993, dividends had been abandoned altogether. Ironically, while embroiled in potentially lifethreatening litigation and while continuing to lose large sums of money, the Trust has issued dividends of $0.04 per share twice in the last four months.

72. At the same time that the Trust has suffered massive operating losses, Wolcott has increased his own exorbitant salary and paid himself enormous bonuses. In 1993, Wolcott's annual salary was $150,000; in 1994, it was raised to $180,000. Notwithstanding Alps consistently poor financial performance. Wolcott paid himself a bonus of $50,000 at the end of 1993; at the end of 1994, Wolcott paid himself a bonus of $62,100. Bricker, as the only other Trust Manager and the sole member of the Compensation Committee, is in a position to prevent Wolcott from paying himself these huge salaries, but he has not done so.

73. Bricker has also reaped significant compensation. In 1995, for example, Bricker earned $20,000 in trustee fees, plus $1,000 for each meeting of the Trust Managers and each committee meeting that he attends. However, Bricker has made clear where AIP ranks on his list of priorities; in response to a shareholder question at the 1995 Annual Meeting, he stated: "I do have a job. And I do make a living other than screwing around with this."

The Manufacturers Life Notes

74. On or about February 27, 1992, AIP borrowed approximately $45 Million from The Manufacturers Life Insurance Company ("MLI"). This loan is evidenced by certain promissory notes executed by AIP on or about February 27, 1992, and is unsecured. In connection with its execution of the notes, AIP also executed a note purchase agreement, which sets forth various terms and conditions of the loan. Upon information and belief, one of the conditions of the note purchase agreement prohibits AIP from granting a security interest in any of its properties to any other lender, without prior approval of MLI.

75. Upon information and belief, at least twice during the term of AIP's loan with MLI, AIP's interest payments were late and AIP was in danger of default.

76. In or about late 1994, AIP borrowed approximately $14.5 million from Amresco Management, Inc. ("Amresco"), which AIP
secured by granting   to   Amresco mortgages on certain industrial
properties owned by AIP. AIP failed to receive the consent of MLI before encumbering these properties, in possible violation of its note purchase agreement with MLI.

77.   In  or about early 1995, MLI declared AIP in default on  its loan and threatened to accelerate the maturity of the note. AIP responded by suing MLI in state court in Dallas County, Texas, alleging that MLI's declaration of AIP's default was made in bad faith. Two days later, on May 3, 1995, Bricker and Wolcott informed AIP's shareholders of the declaration of default and of the lawsuit that AIP had filed against MLI.

78. On or about May 27, 1995, Bricker and Wolcott caused AIP to withhold a semiannual interest payment owed from AIP to MLI on that date. As a result, on or about June 13, 1995, MLI accelerated the maturity of the note, declaring that the entire principal amount and all accrued interest was immediately due. MLI also informed AIP that interest on the amount outstanding would begin to accrue at a default rate of 11.7%.

79. The imprudent actions of AIP's Trust Managers have gotten AIP into an expensive and acrimonious lawsuit with AIP's largest creditor. The possible exposure from this lawsuit significantly exceeds AIP's available assets; the MLI lawsuit therefore carries a clear risk to the future solvency of AIP. Bricker and Wolcott admitted this risk in a form 10-Q that they filed with the Securities and Exchange Commission on November 2, 1995; the form states that "[i]n the event that the loan is determined to be immediately due and payable . . . the Trust will be forced to
consider.....seeking protection under applicable bankruptcy laws."

The Trust Managers' War of Entrenchment:
The Assault on AIP's Declaration of Trust and Bylaws

80. On or about October 22, 1993, the Second Amended and Restated Declaration of Trust (the "Declaration of Trust") was implemented after the alleged approval of the votes of eighty percent of the outstanding shares of AIP. The Declaration of Trust, as implemented in October of 1993, remains in effect to this day.

81. Article twelve of the Declaration of Trust presumes that a single shareholder may hold more than 30% of the shares of AIP, and provides for cumulative voting where such a condition exists.

82. Article fourteen of the Declaration of Trust prohibits AIP from declaring a dividend "when the Trust is unable to pay its debts . . . or when payment of such dividend would result in the Trust being unable to pay its debts."

83. Article eighteen of the Declaration of Trust provides that a majority of the Trust Managers shall be "Independent Trust
Managers," who are not employees of the Trust or affiliated with employees of the Trust.

84. Article nineteen of the Declaration of Trust provides that certain of AIP's actions must be approved by a majority of the Independent Trust Managers, including, among other things, any decision by AIP to borrow funds that "would cause the aggregate borrowings of the Trust to exceed an amount equal to 300% of the Trust's net assets." A majority of the Independent Trust Managers must determine that the investment policies of the Trust are in the best interests of shareholders. A majority of the Independent Trust Managers must approve the compensation paid to AIP's officers, and ensure that such compensation is "reasonable in relation to the nature and quality of services performed."

85.  On or about  October  22,  1993, the Second Amended and
Restated Bylaws (the "Second Amended Bylaws") of AIP were implemented after the vote of a majority of the outstanding shares of AIP.

86. The Second Amended Bylaws provide that "there shall be not less than three nor more than five" Trust Managers. Trust
Managers are elected at annual meetings of shareholders and serve until the next annual meeting.

87. The Second Amended Bylaws provide that "a majority of the Trust Managers . . . shall at all times be Independent Trust Managers." In case of the "resignation, removal or death of an Independent Trust Manager," the position may remain vacant no longer than sixty days. The Second Amended Bylaws limit the compensation of Independent Trust Managers to "$15,000 per year
 ... plus $500 for each meeting of the Trust Managers or a committee of the Trust Managers attended in person."

88. The Second Amended Bylaws do not limit the number of shares that may be owned by an individual shareholder.

89. Section 10.7 of the Second Amended Bylaws provides that "[t]he bylaws of the trust may be amended or repealed, and new bylaws may be adopted, by the affirmative vote of the holders of a majority of the trust's outstanding shares." The Second Amended Bylaws do not authorize the Trust Managers to amend the bylaws without shareholder approval.

90. The Second Amended Bylaws are the most recent bylaws of the Trust to be approved by the vote of a majority of the Trust's shares.

91. Beginning in early 1994, Wolcott and Bricker began adopting a series of amendments to AIP's bylaws without shareholder approval. These amendments attempted to reduce Wolcott's and Bricker's accountability to AIP's shareholders, further entrench Wolcott and Bricker in control of AIP and assure that no other candidates for Trust Manager ever would obtain enough votes to be elected.

92. On or about February 1, 1994, Bricker and Wolcott adopted the first of many bylaw amendments without the consent of AIP's shareholders. The February 1, 1994, amendment prohibits individual shareholders from owning shares "with an aggregate value in excess of 9.8% of the aggregate value of all outstanding shares." This illegally adopted amendment was designed as an anti-takeover device to cement the Trust Managers' positions in control of AIP.

93. On or about April 4, 1994, the Trust Managers adopted another amendment to the bylaws without the consent of AIP's shareholders. This amendment retroactively eliminates a requirement that the Trust Managers furnish to AIP's shareholders summary reports by an independent appraisal firm disclosing the results of year-end appraisals of the current market value of AIP's real estate investments. This amendment was enacted by the Trust Managers in response to Pure World's demand that the Trust Managers comply with this preexisting appraisal requirement. This illegally adopted amendment was designed to reduce the accountability of Wolcott and Bricker to AIP's shareholders.

94. On or about October 7, 1994, the Trust Managers adopted another amendment to the bylaws without the consent of AIP's shareholders. This amendment provides that vacant Trust Manager positions can be filled by a majority vote of the Trust Managers or by the affirmative vote of two-thirds of the outstanding shares of AIP. For all practical purposes, this amendment renders it impossible for shareholders to elect a replacement for an empty Trust Manager position, vesting this power solely in the existing Trust Managers. This amendment was designed to entrench Wolcott and Bricker in control of AIP by assuring that no other candidates for Trust Manager would ever obtain enough votes to be elected.

95. On or about February 2, 1995, the Trust Managers illegally adopted the Third Amended and Restated Bylaws ("Third Amended Bylaws") of AIP without the consent of AIP's shareholders. The Third Amended Bylaws incorporate the previous illegal bylaw amendments and further amend the bylaws to cement the position of Wolcott and Bricker as Trust Managers. Many of these amendments were enacted in the fallout of a November 1994 proxy contest between Pure World and the Trust Managers.

96. The Third Amended Bylaws contain new provisions that govern the Trust Manager position. These amended bylaws provide that "[t]here shall at all times be no less than two (2) nor more than seven (7) Trust Managers who . . . shall be elected annually by the shareholders." These Bylaws also provide that [a] majority of the Trust Managers and a majority of any committee of Trust Mangers shall at all times be Independent Trust Managers; provided, however, if the number of Trust Managers shall be two
(2), only one (1) of such Trust Managers shall be required to be an Independent Trust Manager. Wolcott and Bricker illegally enacted these provisions to ratify their decision not to fill an Independent Trust Manager position made vacant as a result of a November 1994, proxy contest and election.

97. The Third Amended Bylaws establish a double standard for the election of Trust Managers, allowing incumbent Trust Managers to be re-elected by the affirmative vote of a majority of outstanding shares but requiring that new Trust Managers receive the support of two-thirds of the outstanding shares to be elected. To add insult to injury, these bylaws further soften the election requirements for incumbent Trust Managers, purporting to allow those incumbent Trust Managers "not re-elected by a majority vote
 . . . [to] remain in office until [their] successor[s] are elected and qualified." These provisions were designed to ensure that no candidates for Trust Manager other than Wolcott and Bricker would ever obtain enough votes to be elected.

98. The Third Amended Bylaws allow Trust Managers to set their own salaries, effectively abolishing the previous limit on the compensation of Independent Trust Managers to $15,000 per year.

99. Article XI of the Third Amended Bylaws provides that "the power to alter, amend, or repeal these Bylaws or to adopt new Bylaws shall be vested in the Trust Managers and . . . the shareholders, and such action shall be taken by the affirmative vote of a majority of the Trust Managers or by the affirmative vote of the holders of a majority of the Trust's outstanding shares."

100. On or about October 3, 1995, the Trust Managers illegally adopted the Fourth Amended and Restated Bylaws (the "Fourth Amended Bylaws") of AIP without the consent of AIP's shareholders. The Fourth Amended Bylaws incorporate the previous illegal bylaw amendments and further amend the bylaws to cement the position of Wolcott and Bricker as Trust Managers. Among other things, the Fourth Amended Bylaws provide that any bylaw may be amended by the Trust Managers by a majority vote, but certain bylaws may be amended by shareholders only with the support of two-thirds of the outstanding shares. Not surprisingly, those bylaws affected include the provisions governing the election of Trust Managers and the 9.8% limit on share ownership.

101. On or about November l3, 1995, the Trust Managers adopted another amendment to the bylaws without the consent of AIP's shareholders. This November 13, 1995, amendment provides that shareholders may amend the amendment provisions of the bylaws only by a two-thirds majority of the outstanding shares of AIP.

102. On a number of occasions, outside investors have approached Bricker and Wolcott with offers to purchase shares in AIP and take over management of the Trust. Most recently, on December 26, 1995, Black Bear Realty, Ltd. ("Black Bear") offered $3.00 per share as part of such a deal. On January 24, 1996, Wolcott and Bricker rejected Black Bear's offer on behalf of AIP. The Trust Managers' rejection of this offer was clearly imprudent, and yet another example of Wolcott and Bricker placing their own interests above the best interests of the shareholders.

The Trust Managers' War of Entrenchment:

103. Pure World has been a continuous shareholder of AIP since December of 1993. At the time Pure World began acquiring
AIP stock, AIP had two Independent Trust Managers, Bricker and
George Jenkins, and one other Trust Manager, Wolcott.

104. In early 1994, AIP's Trust Managers scheduled a special shareholders, meeting for May 10, 1994, where they would present a proposal for the reorganization of the Trust. Under this proposal, AIP would merge into a shell corporation formed under Maryland law, AIP would adopt certain anti-takeover measures and the Trust Managers and other employees would be granted stock options for up to 10% of the outstanding shares of AIP.

105. In a March 8, 1994, letter, Pure World informed the Trust Managers that it would solicit proxies in opposition to this proposal, because the proposal was designed to entrench the position of the Trust Managers and was not in the best interest of the shareholders. The letter explains: "The Merger proposal appears nothing more than a bold attempt by management to arrogate to itself powers that currently rest with the shareholders and to obtain a material equity interest without first seeking direct shareholder approval."

106. Pure World authored the March 8, 1994, letter in an attempt to convince Wolcott and Bricker to withdraw their merger proposal. The Trust Managers' proposal could pass only with the support of two-thirds of the outstanding shares of AIP. Such support was obviously lacking, rendering a formal proxy contest enormously wasteful.

107. Nonetheless, Wolcott and Bricker refused to abandon their merger proposal. Rather, they embarked on a fierce proxy contest, squandering tens or hundreds of thousands of dollars of AIP's resources.

108. As predicted, on May 10, 1994, the merger proposal was overwhelmingly defeated. Of the 9,075,400 outstanding shares of AIP, only 3,555,423 shares, or 39.2%, voted in favor of the proposal.

109. An annual meeting of AIP shareholders was held on November 21, 1994, at which the shareholders voted to elect Trust Managers for the following year's term. The record date for shares voted at this meeting was September 29, 1994. As of that date, there were 9,075,400 outstanding shares of stock in AIP.

110.      George Jenkins, one of the two Independent Trust
Managers of AIP, resigned effective November 21, 1994, and therefore did not seek re-election. Wolcott and Bricker nominated a slate of candidates including themselves and a potential replacement for Jenkins, Raymond A. Hay ("Hay"). Hay had been appointed to serve as a Trust Manager in June of 1994, but he had never been elected by the shareholders.

111. Dissatisfied by the mismanagement of AIP and by the incumbents' repeated attempts to entrench themselves, Pure World offered its own candidates for the November 21, 1994, election of Trust
Managers. Pure World's candidates for the Trust Manager position, were Koether, Tieman H. Dippel, Jr. ("Dippel"), and Kenneth A.
Barfield ("Barfield").

112. AIP's notice of annual meeting dated October 7, 1994, described the ground rules for this election of Trust Managers. Under these rules, Bricker and Wolcott, the incumbent Trust Managers, needed the support of only a majority of the Outstanding shares to be re-elected. The other candidates, including Koether, Dippel, Barfield and Hay, needed the support of two-thirds of the outstanding shares to be elected as Trust Managers. The notice of annual meeting explained that "[i]f the requisite vote is not obtained with respect to the election of each Trust Manager, then Messrs. Bricker and Wolcott will continue in their capacity as the existing Trust Managers of the Trust. If Mr. Hay does not receive the requisite vote, a vacancy will exist. "

113.  Wolcott and Bricker again engaged Pure World in a costly proxy contest,
squandering the resources of AIP to entrench their positions as
Trust Managers.                  The November 21, 1994, New York
Times described the proxy contest as "[one] of the nastiest election fights of 1994."

114. On December 5, 1994, AIP announced the results of the Trust Manager election. Approximately 71% of the outstanding shares of AIP had voted in this election. Of those who voted, approximately
3.62 million shares (39.9% of the outstanding shares) supported Bricker, Wolcott and Hay, and approximately 2.46 million shares (27.1% of the outstanding shares) supported Pure World's nominees. Having tallied the votes, AIP announced that "[n]o nominee had achieved the two-thirds vote of outstanding shares required for election as a Trust Manager or the majority vote of outstanding shares required for re-election. Accordingly, William H. Bricker and Charles W. Wolcott will continue to serve as Trust Managers for the Trust." The other Independent Trust Manager position was not filled; it has since remained vacant.

115. An annual meeting of AIP shareholders was scheduled for December 13, 1995. The record date for shares voted at this meeting was November 9, 1995. As of that date, there were 9,075,400 outstanding shares of stock in AIP.

116. On October 11, 1995, Pure World notified the Secretary of AIP that Pure World had nominated Richard M. Bossert, John W.
Galuchie, Jr. and Paul 0. Koether for election as Trust Managers.
Pure World also informed the Secretary of AIP that it had proposed certain amendments to AIP's bylaws.

117. Pure World's proposed bylaw amendments attempted to undo many of the illegal bylaw amendments adopted without shareholder approval by the Trust Managers as part of their ongoing effort at entrenchment. Consequently, the proposed amendments addressed the procedure for election of Trust Managers. Under these amendments, Trust Managers are elected by the affirmative vote of the majority of the outstanding shares of AIP. The proposed amendments also provide that "[a]n incumbent Trust Manager who fails to be re-elected by the affirmative vote of the holders of a majority of the outstanding shares of the Trust at an annual or special meeting and also fails to receive a plurality of the votes cast at such meeting shall resign immediately after taking all steps necessary to elect as a successor, the Trust Manager nominee who received a plurality of votes at such meeting."

118. Pure World's proposed bylaw amendments also addressed the procedure for the amendment of bylaws, providing that bylaws could "be adopted, amended, altered or repealed only by the affirmative vote of the holders of a majority of the Trust's outstanding shares."

119. Pure World's proposed bylaw amendments and nominees for Trust Manager sparked a fierce proxy contest between Pure World and the incumbent Trust Managers. In conducting this proxy contest, Wolcott and Bricker spent AIP's money with abandon, mailing to each shareholder at least four different solicitation letters in the six weeks prior to the annual shareholder meeting. Wolcott and Bricker, with AIP funds, hired a proxy solicitation firm with a crew of telephone operators that repeatedly contacted many of the shareholders of AIP and used high-pressure sales tactics to solicit proxies from them.

120. In a November 17, 1995, solicitation letter, Wolcott and Bricker informed the shareholders of their November 13, 1995, bylaw amendments and admitted that these amendments were designed solely for the purpose of entrenching their position as Trust Managers. The letter reads: "Since Koether mailed his proxy materials, the Trust Managers have taken action to amend the Bylaws to ensure that Koether's purported Bylaw amendments would not be used to circumvent the validly adopted Bylaws of the trust, which require that a 66 2/3% vote is required to elect new Trust Managers."

121. The fierce solicitation of proxies notwithstanding, only about 71% of the outstanding shares cast votes at the annual shareholders' meeting on December 13, 1995. Pure World's slate of Trust Manager candidates received approximately 3.2 million votes (35.3% of the outstanding shares and more than half of the votes actually cast); Wolcott and Bricker received approximately 2.95 million votes (32.7% of the outstanding shares and less than half of the votes actually cast). Under the election scheme established by Wolcott and Bricker's illegal bylaw amendments, neither group of Trust Manager candidates received enough votes to be elected. To receive the votes of 66 2/3% of the outstanding shares, a successful candidate would have needed over 95% of the votes cast in that election.

122. Although Pure World's proposed bylaw amendments also failed to garner the votes required for adoption, a substantial plurality of AIP's shares actually voting supported the amendments. Pure World's proposed amendments received approximately 3.67 million votes (significantly more than any Trust Manager candidate), and only 1.95 million votes were cast against the proposals.

123. Wolcott and Bricker contend that they are entitled to hold over as Trust Managers, indefinitely or until another candidate receives the votes of two-thirds of the outstanding shareholders. Assuming that only about 71% of shares are voted in future elections, as was the case in both the 1994 and 1995 elections, unseating Wolcott and Bricker would require a feat of Herculean proportions. This led Floyd Norris, in his respected Sunday "Market Watch" column, to describe the governance of AIP as "a case where it appears the managers may be able to perpetuate themselves in office forever, whatever most of their owners think." "The Divine Right of REIT Kings," New York Times, January 7, 1996.

                        D. CAUSES OF ACTION

                      First Cause of Action:
    Claim for a receivership against Wolcott, Bricker and AIP.

124.  The allegations in paragraphs 60  through  123  and  134 through  166  are  adopted and incorporated herein by reference.

125. Pure World, a shareholder of AIP, requests that the court appoint a receiver for the assets and business of AIP. The appointment of a receiver is necessary to conserve the assets and business of AIP and to preserve the interests of all of the shareholders of AIP.

126. The Texas Business Corporation Act provides for the appointment of a receiver for a corporation when:

    "the corporation is insolvent or in imminent danger of insolvency,"

    "the directors are deadlocked in the management of corporate affairs,"

     "the acts of the directors or those in control of the
corporation are     illegal, oppressive, or fraudulent,"

     "the corporate assets are being misapplied or wasted,' or

     "the shareholders are deadlocked in voting power, and have failed, for a period which includes at least two consecutive annual meeting dates, to elect successors to directors whose terms have expired or would have expired upon the election and qualification of their successors."

Tex. Bus. Corp. Act SS 7.05(A) (made applicable to AIP by section
28.1O(A) of the Texas REIT Act). Although the presence of only one of these conditions is sufficient for the appointment of a receiver, all of the conditions but one are present here.

127. At the last two annual shareholder meetings, neither Bricker and Wolcott nor Pure World's slate of candidates received the votes required by the Texas REIT Act to be elected as Trust Managers. As a result, Bricker and Wolcott have held over as Trust Managers, most recently without even the support of a majority of the shareholders that voted at the annual meeting. Furthermore, an Independent Trust Manager position has remained vacant through the last two annual shareholder meetings. These circumstances justify the appointment of a receiver under Tex. Bus. Corp. Act SS 7.05(e), as the shareholders have been deadlocked in voting power for two consecutive annual meeting dates.

128. In their roles as Trust Managers, Bricker and Wolcott have performed oppressive, fraudulent and illegal acts. As demonstrated by the facts set forth above and in the seventh cause of action, infra, which are incorporated herein by reference, Bricker and Wolcott have fraudulently managed AIP, operating it in their own interest instead of the interest of shareholders. These actions have breached the duty of loyalty owed by Bricker and Wolcott to
AIP. Bricker and Wolcott performed oppressive acts by entrenching themselves as Trust Managers when it became clear that poor performance would likely result in their imminent removal. As demonstrated by the facts plead in the third, fourth and fifth causes of action, infra, which are incorporated herein by reference, Bricker and Wolcott have also performed illegal acts, attempting to amend the bylaws of AIP in a manner that violates the Texas REIT Act, the preexisting bylaws and the Declaration of Trust. Bricker and Wolcott have also operated the Trust illegally, by failing to fill the vacant Independent Trust Manager position as required by the Declaration of Trust. As demonstrated by the facts plead in the sixth cause of action, infra, which are incorporated herein by reference, Bricker and Wolcott have fraudulently failed to make full disclosure to shareholders in their communications with shareholders in order to entrench themselves further and continue their oppressive and illegal conduct. The oppressive, fraudulent and illegal acts performed by Bricker and Wolcott justify the appointment of a receiver for the assets and business of AIP under Tex. Bus. Corp. Act SS 7.05(c).

129. During their tenure as Trust Managers, Bricker and Wolcott have misapplied and wasted the assets of AIP, squandering AIP's assets on excessive salaries and bonuses, notwithstanding the poor financial performance of the Trust. Ordinarily, the review by Independent Trust Managers, as mandated by the shareholder-approved Declaration of Trust, would function to check the unreasonable compensation of AIP's officers. However, Bricker and Wolcott have allowed an Independent Trust Manager position to remain vacant in violation of the Declaration of Trust; this check against overcompensation has therefore been removed. Bricker and Wolcott have wasted the assets of AIP on proxy contests in an attempt to entrench their positions. Bricker and Wolcott have also brought AIP to the brink of bankruptcy by causing AIP to default on its loan from MLI. Bricker and Wolcott's misapplication and waste of the assets of AIP justify the appointment of a receiver for the assets and business of AIP under Tex. Bus. Corp. Act SS 7.05(d).

130. AIP is currently in imminent danger of insolvency as a result of its default on a $45 million loan, the balance of which is accruing penalty interest at the rate of 11.7%. AIP has publicly recognized the potential of bankruptcy in documents filed with the SEC. This imminent danger of insolvency justifies the appointment of a receiver for the assets and business of AIP under Tex. Bus. Corp. Act SS 7.05(a).

131. Other than the appointment of a receiver, Pure World has no remedy either at law or at equity for the conditions detailed above.

                      Second Cause of Action:
        Declaratory Relief against Wolcott, Bricker and AIP
                  construing the Texas REIT Act,
      the Declaration of Trust and the Bylaws, to require the
           appointment or election of new Trust Managers

132. The allegations in paragraphs 60 through 131 are adopted and incorporated by reference herein.

133. Bricker and Wolcott have failed in each of the past two elections to garner the requisite number of votes to be re-elected as Trust Managers, even under the bylaws designed to favor their re-election. Having failed to win re-election legitimately, Bricker and Wolcott now apparently maintain that they may remain indefinitely and perpetually as holdover Trust Managers. Such a construction of controlling law and the Declaration of Trust is insupportable. Pursuant to the Federal Declaratory Judgment Act, and Chapter 37 of the Texas Civil Practice and Remedies Code, Pure World seeks a declaration that as holdover Trust Managers, Bricker and Wolcott must promptly appoint or call elections to appoint their successors, and may not continue to act as Trust Managers any longer than necessary to consummate such appointment or elections.


                      Third Cause of Action:
        Injunctive and declaratory relief against Wolcott, Bricker and AIP striking all bylaw amendments illegally adopted by the Trust Managers without shareholder approval and prohibiting
      Wolcott, Bricker and AIP from making future amendments
                   without shareholder approval.


134. The allegations in paragraphs 60 through 133 are adopted and incorporated herein by reference.

135. The Second Amended Bylaws of AIP, with an effective date of October 22, 1993, are the most recent bylaws that have been adopted by vote of a majority of the outstanding shares of AIP.

136. Section 10.7 of the Second Amended Bylaws provides that the bylaws "may be amended or repealed, and new bylaws may be adopted, by the affirmative vote of the holders of a majority of the Trust's outstanding shares." The Second Amended Bylaws do not authorize bylaw amendments by the Trust Managers without shareholder approval.

137. Wolcott and Bricker, acting as Trust Managers of AIP, have illegally amended AIP's bylaws, without authority, at least six times since the shareholders adopted the Second Amended Bylaws. These amendments purport to change the bylaws in a number of ways, with the purpose of entrenching the Trust Managers' positions at AIP. These amendments, among other things:

          Provide that insurgent candidates for Trust Managers may be elected only by a vote of two-thirds of the outstanding shares of AIP, but that incumbent candidates can be elected by a vote of a simple majority of the outstanding shares of AIP.

          Limit the right of a single shareholder to own more than
9.8 % of the outstanding shares of AIP.

          Provide that amendments by shareholders to certain of the bylaws of the Trust could be made only by a two-thirds majority of the outstanding shares of AIP.

          Repeal the specific limits on the compensation of the Independent Trust Managers.

138. Because Wolcott and Bricker had no authority to amend AIP's bylaws without shareholder approval, their purported amendments are ultra vires and therefore null and void.

139. Pure World seeks injunctive and declaratory relief striking all of the bylaw amendments illegally adopted by the Trust Managers after the shareholders enacted the Second Amended Bylaws. Pure World also seeks an injunction prohibiting the Trust Managers from making further unilateral amendments to the bylaws without shareholder approval.


                      Fourth Cause of Action:
        Injunctive relief against Wolcott, Bricker and AIP,
           striking certain bylaw amendments as illegal.

140. The allegations in paragraphs 60 through 139 are adopted and incorporated herein by reference.

141. Several of the bylaw amendments adopted by Wolcott and Bricker were designed to entrench them in their lucrative positions and to hamper efforts by shareholders to hold them accountable for their poor performance. Those amendments should be stricken and declared void.

142. One of the most transparent attempts by Bricker and Wolcott to insulate themselves from shareholder dissatisfaction is their bylaw amendment explicitly adopting unlawfully discriminatory standards for electing new Trust Managers as distinguished from re -electing incumbent Trust Managers. In the Fourth Amended Bylaws, Bricker and Wolcott adopted section 3.3, which provides a blatantly discriminatory standard. New trust managers must win election by a two-thirds vote of all outstanding shares, while incumbent trustees need only a bare majority. Such an uneven playing field favoring existing management is not authorized by either the Texas REIT Act or the Declaration of Trust. Moreover, the provision is an inequitable usurpation of shareholders' franchise rights, clearly contrary to established principles of corporate democracy and obviously designed by management to perpetuate itself in office in response to shareholder dissatisfaction with management.

143. Not content with their appropriation of the shareholders' franchise rights, Bricker and Wolcott sought to insulate their illegal and inequitable conduct by placing yet another discriminatory, supermajority hurdle into the path of shareholders' efforts to correct the Trust Managers' actions to entrench themselves. In article XI of the Fourth Amended Bylaws, Bricker and Wolcott provided that shareholders must get a two-thirds vote of outstanding shares to repeal the entrenchment bylaw amendments passed by Bricker and Wolcott, including section 3.3. Such a bylaw conflicts with the Texas REIT Act, the Declaration of Trust and shareholders' established franchise rights, and is therefore void and should be declared so.

144.  Shareholders of AIP are confronted with a history of
substantial                       losses uninterrupted by even
modest successes, a steady decline in share value over the life of AIP, gross mismanagement and entrenched Trust Managers. Having brought AIP and its shareholders to their knees, Bricker and Wolcott evidently realize that they have left shareholders with few options for avoiding further losses and possible bankruptcy. One possible response would be for a shareholder or group of shareholders to acquire and vote enough shares to elect new trust managers, despite the unlevel playing field defined in the illegal bylaw amendments. To preempt such a potential strategy, on or about February 1, 1994, Bricker and Wolcott adopted the illegal bylaw amendment placing a cap of 9.8% on a person's ownership of AIP stock. Bricker and Wolcott disingenuously state that their rationale for this bylaw is preservation of AIP's tax status as a REIT. While it is true that a REIT with five or fewer stockholders holding half or more of the stock may lose its tax character as a REIT, the bylaw is in fact another illegal effort by Bricker and Wolcott to entrench themselves. AIP has suffered such tremendous losses for so many years that there is no appreciable risk -- now or in the foreseeable future -- that AIP will have any income tax liabilities and, hence, its tax status as a REIT is worthless. Second, this provision was adopted (and re-adopted) in response to efforts by shareholders to change control of AIP. The bylaw amendment is a transparently defensive maneuver that does not benefit AIP in any way and serves only to entrench management further and to raise the bulwarks against shareholders attempting to save AIP and the value of their own investments. Third, the Declaration of Trust expressly provides for cumulative voting in the event that a shareholder acquires thirty percent (30%) of AIP's shares. Therefore, the Declaration of Trust, which was adopted long after the tax limitations on share ownership had been in place, expressly contemplates that a shareholder may lawfully acquire far more than 9.8% of the outstanding shares.
Any contrary bylaw amendment is void on that ground alone and should be declared so.


                      Fifth Cause of Action:
        Injunctive Relief against Wolcott, Bricker and AIP,
                striking as ultra vires all actions
      by Trust Managers while the Trust has lacked a majority
                   of Independent Trust Managers

145. The allegations in paragraphs 60 through 144 are adopted and incorporated herein by reference.

146. The Declaration of Trust provides in article eighteen that '[a] majority of the Trust Managers shall be Independent Trust Managers." "Independent Trust Manager" is further defined to mean one who does not either personally or through an employer or affiliate perform services for the trust other than as a Trust Manager. Since November 21, 1994, Bricker and Wolcott have been the sole Trust Managers, though only Bricker meets the Independent Trust Manager criteria. Not surprisingly, Bricker's and Wolcott's disregard for Article eighteen has had precisely the effect that the shareholders attempted to avoid in adopting the Declaration of Trust -- self entrenchment by Trust Managers who are anxious to feather their own nests at shareholders' expense. As demonstrated above, the flouting of this Article eighteen has drained funds from AIP into Wolcott's and Bricker's pockets and led to the adoption of the several illegal, self-entrenching bylaw amendments discussed above.

147. Bricker and Wolcott attempted to subvert the clear directive of Article eighteen in the same manner they used elsewhere -- by adopting an illegal bylaw that contravenes the Declaration of Trust. Section 3.2 of the Fourth Amended Bylaws provides that the clear mandate of Article Eighteen that '[a] majority of Trust Managers shall be Independent Trust Managers" really means that only one of two must be independent. Desperate to retain their positions, Bricker and Wolcott have illegally redefined "majority" to mean "one-half." Because Bricker and Wolcott have violated this provision of the Declaration of Trust at all times since January 20, 1995 -- the date by which they were to have appointed a second Independent Trust Manager -- all subsequent bylaws, including the Third Amended Bylaws and Fourth Amended Bylaws, adopted solely by them, should be declared void. Furthermore, because Bricker and Wolcott have violated this provision of the Declaration of Trust, their decision to pursue the lawsuit on behalf of AIP was also ultra vires; AIP's claims against Pure World and Paul 0. Koether therefore should be dismissed.

                      Sixth Cause of Action:
   Material misrepresentations and omissions in proxy materials against Bricker and Wolcott

148. The allegations in paragraphs 60 through 147 are adopted and incorporated herein by reference.

149. In their desperation to retain their positions and control of AIP, Bricker and Wolcott made material misrepresentations of fact and omitted material information from the communications they made to shareholders in the weeks preceding the shareholders' meetings in November 1994 and December 1995. Such misrepresentations and omissions rendered the communications materially misleading, in violation of Section 14(a) of the Securities Exchange Act of 1934, 15 U.S.C. SS 78n, and the rules promulgated thereunder.

150. Just prior to the 1994 shareholders' meeting, Bricker and Wolcott represented to AIP's shareholders that funds from operations were positive by $344,000 for the quarter that ended on September 30, 1994, and by $295,000 for the nine-month period ending on that date, indicating that the Trust would be profitable in 1994. In fact, the independent auditors' report, available to shareholders only after the proxy contest, revealed that the Trust experienced a loss for 1994, contrary to the indications given by Bricker and Wolcott to AIP's shareholders.

151. The pattern of incomplete and false financial reporting was repeated in the weeks prior to the December 1995 shareholders' meeting. AIP filed 10-Q reports with the SEC on or about July 31, 1995 and October 31, 1995 for the periods ending June 30, 1995 and September 30, 1995, respectively. In both of those reports, Bricker and Wolcott disclosed that if the MLI loan is deemed by the court to be in default, as alleged by MLI, then the Trust would need to consider filing for bankruptcy. It is difficult to imagine a fact more important to a shareholder's decision whether to retain incumbent management than the fact that those managers brought the Trust to the brink of bankruptcy. Yet, no mention of insolvency or threatened bankruptcy appears in the rosy notices sent by Bricker and Wolcott to shareholders. Rather than inform shareholders about these risks, Bricker and Wolcott note obliquely that "while the outcome of this process [the MLI litigation] cannot be predicted, we will continue to pursue a course of action that is in the best interests of the Trust's shareholders."

152. Pure World was a shareholder at the time of the above acts, and brings this claim individually and on behalf of AIP against Wolcott and Bricker.

153. The foregoing materially misleading statements and omissions and, on information and belief, other materially misleading statements and omissions have damaged AIP and Pure World, for which Pure World seeks damages and attorneys fees.

154. Pure World has not demanded that AIP pursue this claim against Wolcott and Bricker, because such a demand would be a purely ritualistic act. This claim complains of wrongdoing by the sole Trust Managers of AIP; it is highly unlikely that these Trust Managers would cause AIP to file suit against themselves.

155. This claim is not brought collusively as an attempt to invoke the jurisdiction of this court.


                     Seventh Cause of Action:
                 Breach of duty of loyalty against
                        Wolcott and Bricker

156. The allegations in paragraphs 60 through 155 are adopted and incorporated herein by reference.

157. Wolcott and Bricker owe a duty of loyalty to the Trust, which prohibits them from undertaking "interested" transactions.

158. Wolcott and Bricker have breached their duty of loyalty by causing AIP to expend its assets on at least two proxy contests in an attempt to retain their positions as AIP's Trust Managers. These proxy expenditures were illegitimate. Incumbents may not spend corporate funds on proxy contests involving questions of personality instead of questions of policy. Furthermore, the expenses charged by Wolcott and Bricker to AIP for these proxy contests are unreasonably large.

159. Wolcott's and Bricker's efforts to entrench themselves, including their illegal bylaw amendments, also violated their duty of loyalty to AIP. Wolcott and Bricker amended the bylaws of the Trust, to: limit the right of a single shareholder to own more than 9.8% of the outstanding shares of AIP; establish an election scheme under which it is practically impossible to unseat incumbent Trust Managers; and deprive shareholders of the right to amend the bylaws. These amendments and others have entrenched the positions of the Trust Managers without any benefit to AIP.

160. Wolcott and Bricker caused AIP to file this lawsuit against Pure World without merit and for the illegitimate purpose of harassing Pure World to deter it and others from exercising their rights as shareholders. Because AIP's pursuit of this lawsuit has no legitimate purpose other than to entrench the Trust Managers' positions, the expenditure of Trust assets on this suit constitutes a breach of the duty of loyalty.

161. Wolcott and Bricker have allowed an Independent Trust Manager position to remain vacant and, as a result, Wolcott has been able to give himself handsome raises and bonuses, without the oversight of an effective group of independent Trust Managers. These actions both violate the Declaration of Trust and breach the duty of loyalty.

162. Wolcott and Bricker illegally amended the bylaws, without shareholder approval, and repealed the bylaw that limited the compensation that may be paid to Independent Trust Managers. As a result, Bricker has paid himself a salary greater than that authorized by AIP's effective bylaws. This action constitutes a breach of the duty of loyalty.

163. Pure World was a shareholder at the time of the above acts and brings this derivative claim on behalf of AIP and against Wolcott and Bricker.

164. Pure World has not demanded that AIP pursue this derivative claim against Wolcott and Bricker, because such a demand would be a purely ritualistic act. This derivative claim complains of wrongdoing by the sole Trust Managers of AIP; it is highly unlikely that these Trust Managers would cause AIP to file suit against themselves.

165. This derivative claim is not brought collusively as an attempt to invoke the jurisdiction of this court.

166. Pure World seeks, on behalf of AIP, as damages for the breach of duty of loyalty, a return of the excessive salaries, bonuses and benefits paid to the Trust Managers that resulted from their actions of entrenchment. Pure World also seeks, on behalf of AIP, all expenses that Wolcott and Bricker billed to AIP for the 1994 and 1995 proxy contests as well as any expenses that Wolcott and Bricker charge to AIP for prosecuting this lawsuit and defending against these third party claims. Such damages exceed the jurisdictional limit of this Court.

                      Eighth Cause of Action:
                      Breach of duty of care
                    against Wolcott and Bricker

167. The  allegations  in  paragraphs  60  through  166  are
incorporated   herein by reference.

168. Wolcott and Bricker owe a duty of care to AIP, which requires them to be diligent and prudent in the management of the affairs of AIP.

169. Wolcott and Bricker, through their grossly negligent management of AIP, have breached this duty of care. The management decisions of the Trust Managers have caused AIP to have operating losses of millions of dollars. The market has taken note of this poor performance; both the S&P 500 and the NAREIT equity REIT Index have increased substantially between 1989 and 1994, while the market value of AIP's shares has fallen by more than 50%. Industry analysts have labeled Wolcott's management decisions "wacky."

170. Specifically, the incumbent Trust Managers' handling of the MLI loan demonstrates gross negligence. Wolcott and Bricker soured AIP's relations with MLI, its principal creditor, by granting Amresco a security interest in many of AIP's properties. As a result, MLI declared AIP in default of its loan, and Wolcott and Bricker filed suit against MLI. The MLI lawsuit has brought AIP to the brink of bankruptcy.

171. Wolcott's and Bricker's recent declarations of dividends also exhibit gross negligence. Article fourteen of the Declaration of Trust prohibits AIP from declaring a dividend when the Trust is unable to pay debts or when payment of the dividend would adversely impact the Trust's ability to pay its debts. The MLI suit demonstrates clearly that AIP is unable to pay its debts, rendering the Trust Managers' declaration of dividends illegal. Furthermore, considering AIP's poor financial condition, any payment of dividends is so inappropriate that it rises to the level of gross negligence.

172. Pure World was a shareholder at the time of the above acts and brings this derivative claim on behalf of AIP and against Wolcott and Bricker.

173. Pure World has not demanded that AIP pursue this derivative claim against Wolcott and Bricker, because such a demand would be a purely ritualistic act. This derivative claim complains of wrongdoing by the Trust Managers of AIP; it is highly unlikely that these Trust Managers would cause AIP to file suit against themselves.

174. This derivative claim is not brought collusively as an attempt to invoke the jurisdiction of this court.

175. Pure World seeks, on behalf of AIP, as damages for the breach of duty of care compensation for the financial losses caused to Pure World by the grossly negligent actions of the directors and the legal fees billed to AIP by its counsel in the MLI litigation. Such damages exceed the jurisdictional limit of this Court.
                                V.
                           RELIEF SOUGHT

176. Defendants Pure World, Inc. and Paul Koether respectfully request that the Court dismiss the claims asserted against them by Plaintiff AIP, deny all of the relief requested by Plaintiff AIP against these Defendants, and award Pure World and Paul Koether such additional relief as to which they may be entitled, at law or in equity.

177. Counter-plaintiff and Third Party Plaintiff, Pure World, Inc., further requests that Counter-defendant AIP and Third Party
Defendants Bricker and Wolcott be summoned to appear and answer herein, and that the Court:

(1)  Appoint a receiver for the assets and business of AIP;

(2) Grant Pure World, Inc. declaratory relief as requested herein;

(3) Grant preliminary and permanent injunctive relief striking all illegal bylaw amendments and prohibiting the Trust Managers from further amending the bylaws without shareholder approval;

(4) Grant preliminary and permanent injunctive relief enjoining the incumbent Trust Managers from further activity on behalf of AIP until at least one additional Independent Trust Manager has been duly appointed or elected;

(5) Enter judgment awarding Pure World, Inc. its actual damages against Counter-defendant and Third Party Defendants, jointly and severally;

(6)    Enter judgment against Third Party Defendants Bricker and
Wolcott, awarding the Trust a recovery of the funds expended for the unlawful compensation paid to Bricker and Wolcott and for the improper proxy contests to entrench Bricker and Wolcott;

(7) Enter judgment for Pure World, Inc. for its reasonable costs and attorneys fees incurred in bringing and prosecuting this lawsuit;

(8) Enter judgment for Pure World, Inc. for prejudgment and postjudgment interest to the maximum extent allowed by law; and

(9) Award Pure World, Inc. such other and further relief to which it may be entitled at law or in equity.


                                VI.

                            JURY DEMAND

178. Defendants Pure World, Inc. and Paul 0. Koether demand a trial by jury on Plaintiff's claims against them. Counter-Plaintiff Pure World, Inc. demands a trial by jury on its claims against Counter-Defendant American Industrial Properties REIT. Third Party Plaintiff Pure World, Inc. demands a trial by jury on its claims against Third Party Defendants, Charles Wolcott and William Bricker.


                      Respectfully submitted,
                            COHAN, SIMPSON, COWLISHAW &
                               WULFF, L.L.P.

                    By:  \s\ Robert M Cohan

                    Robert M. Cohan
                    State Bar No. 04506600
                     Kane St. John
                    State Bar No. 18986527
                    Jason Bergmann
                    State Bar No. 00790298

2700 One Dallas Centre
350 North St. Paul Street
Dallas, Texas 75201-4283
Telephone: (214) 754-0100
Facsimile: (214) 969-0430

ATTORNEYS FOR PURE WORLD, INC.
AND PAUL KOETHER






                      CERTIFICATE OF SERVICE

I hereby certify that a true and correct copy of the foregoing Defendants' Answer and Pure World, Inc.'s Counterclaims and Third Party Complaint and Jury Demand has been forwarded, via hand delivery, to counsel for Plaintiff and Counter-Defendant, American Industrial Properties REIT, on this 30th day of January, 1996, and is being served upon Third Party Defendants, Charles Wolcott and William Bricker, pursuant to Rule 4 of the Federal Rules of Civil Procedure.




                        /s/ Robert M. Cohan




                           VERIFICATION



STATE OF NEW JERSEY                    SS

COUNTY OF SOMERSET                     SS


Paul 0. Koether, being duly sworn, deposes and says: I am the Chairman and President of Pure World, Inc. Pure World, Inc. is the Counter-plaintiff in this action and, individually and on behalf of American Industrial Properties REIT, is the Third Party Plaintiff herein.

I am authorized to make this verification for and on behalf of Pure World, Inc.

I have read the foregoing counterclaims and third party complaint and am familiar with the contents thereof. I verify that the statements set forth therein are true, based upon either personal knowledge or information contained in the files and records of Pure World, Inc., except as to matters therein stated to be alleged on information and belief, which matters I believe to be true.




Paul 0. Koether
Chairman and President
Pure World, Inc.



SUBSCRIBED AND SWORN to before me this 29th day of January, 1996.

/s/ Marilyn D. Reehill

Notary Public in and for the State of New Jersey

My commission expires:  6/9/97



MARILYN D. REEHILL
NOTARY PUBLIC OF NEW JERSEY
My Commission Expires June 9,1997